AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
CUSTODY AGREEMENT

    THIS AMENDMENT dated as of the 18th day of February, 2022, to the Custody Agreement, dated as of April 6, 2011, (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Reinhart International PMV Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit J to the Agreement is hereby superseded and replaced with Amended Exhibit J attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES		U.S. BANK, N.A.

By:	/s/ Brian Wiedmeyer	By:	/s/ Michael Barolsky

Name:	Brian Wiedmeyer	Name:	Michael D. Barolsky

Title:	President	Title:	Senior Vice President

Reinhart

Exhibit J to the
Managed Portfolio Series Custody Agreement

Name of Series
Reinhart Mid Cap PMV Fund
Reinhart Genesis PMV Fund
Reinhart International PMV Fund

Reinhart

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[...] basis points
$ [...] - Minimum annual fee per fund ([...] for any new funds for three years launched after 9/1/21)
Plus, portfolio transaction fees
Portfolio Transaction Fees
■$ [...] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■$ [...] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■$ [...] - Option/SWAPS/future contract written, exercised or expired
■$ [...] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■$ [...] - Physical security transaction
■$ [...] - Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
■Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■$ [...] - per custody sub account per year (e.g., per sub - adviser, segregated account, etc.)
■$ [...] filing fee per class action per account, plus [...] of gross proceeds, up to a maximum per recovery not to exceed $ [...]
■No charge for the initial conversion free receipt.
■Overdrafts - charged to the account at prime interest rate plus [...] unless a line of credit is in place.
■Third Party lending - Additional fees will apply

Reinhart

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[....]	$[...]	Hong Kong	[....]	$[...]	Poland	[....]	$[...]
Australia	[....]	$[...]	Hungary	[....]	$[...]	Portugal	[....]	$[...]
Austria	[....]	$[...]	Iceland	[....]	$[...]	Qatar	[....]	$[...]
Bahrain	[....]	$[...]	India	[....]	$[...]	Romania	[....]	$[...]
Bangladesh	[....]	$[...]	Indonesia	[....]	$[...]	Russia	[....]	$[...]
Belgium	[....]	$[...]	Ireland	[....]	$[...]	Saudi Arabia	[....]	$[...]
Bermuda	[....]	$[...]	Israel	[....]	$[...]	Serbia	[....]	$[...]
Botswana	[....]	$[...]	Italy	[....]	$[...]	Singapore	[....]	$[...]
Brazil	[....]	$[...]	Japan	[....]	$[...]	Slovakia	[....]	$[...]
Bulgaria	[....]	$[...]	Jordan	[....]	$[...]	South Africa	[....]	$[...]
Canada	[....]	$[...]	Kenya	[....]	$[...]	South Korea	[....]	$[...]
Chile	[....]	$[...]	Kuwait	[....]	$[...]	Spain	[....]	$[...]
China Connect	[....]	$[...]	Latvia	[....]	$[...]	Sri Lanka	[....]	$[...]
China (B Shares)	[....]	$[...]	Lithuania	[....]	$[...]	Sweden	[....]	$[...]
Colombia	[....]	$[...]	Luxembourg	[....]	$[...]	Switzerland	[....]	$[...]
Costa Rica	[....]	$[...]	Malaysia	[....]	$[...]	Tanzania	[....]	$[...]
Croatia	[....]	$[...]	Malta	[....]	$[...]	Taiwan	[....]	$[...]
Cyprus	[....]	$[...]	Mauritius	[....]	$[...]	Thailand	[....]	$[...]
Czech Republic	[....]	$[...]	Mexico	[....]	$[...]	Tunisia	[....]	$[...]
Denmark	[....]	$[...]	Morocco	[....]	$[...]	Turkey	[....]	$[...]
Egypt	[....]	$[...]	Namibia	[....]	$[...]	UAE	[....]	$[...]
Estonia	[....]	$[...]	Netherlands	[....]	$[...]	Uganda	[....]	$[...]
Eswatini	[....]	$[...]	New Zealand	[....]	$[...]	Ukraine	[....]	$[...]
Euroclear (Eurobonds)	[....]	$[...]	Nigeria	[....]	$[...]	United Kingdom	[....]	$[...]
Euroclear (Non-Eurobonds)	[....]	[....]	Norway	[....]	$[...]	Uruguay	[....]	$[...]
Finland	[....]	$[...]	Oman	[....]	$[...]	Vietnam	[....]	$[...]
France	[....]	$[...]	Pakistan	[....]	$[...]	West African Economic Monetary Union (WAEMU)*	[....]	$[...]
Germany	[....]	$[...]	Panama	[....]	$[...]	Zambia	[....]	$[...]
Ghana	[....]	$[...]	Peru	[....]	$[...]	Zimbabwe	[....]	$[...]
Greece	[....]	$[...]	Philippines	[....]	$[...]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Reinhart

Global Custody Base Fee
$[...] monthly base fee of per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. "Safekeeping and transaction fees are assessed on security and currency transactions.”
Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

REINHART PARTNERS, INC.

BY:     _/s/ Gordan Lasic________

PRINTED NAME: _Gordan Lasic_

TITLE: _Portfolio Specialist______

DATE: _5/19/2022_____________

Reinhart